UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008 (July 15, 2008)

DOCUMENT CAPTURE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25839	59-3134518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1798 Technology Drive, Suite 178
San Jose, California 95110
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 436-9888

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Document Capture Technologies, Inc., a Delaware corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information based upon the beliefs of, and currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions and variations thereof as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other risk factors relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements contained in the Registrant’s Filings are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements contained herein to conform these statements to actual results.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Directors

Effective July 15, 2008, Mr. Lawrence Liang resigned from the Board of Directors of the Company. There were no disagreements between Mr. Liang and the Company or any officer or director of the Company on any matter relating to the Company’s operations, policies or practices.

(d)	Election of Directors

Effective July 15, 2008, Mr. Darwin Hu stepped down as Chairman of the Company’s Board of Directors. Mr. Hu will continue to serve as a director of the Company until its next annual meeting of stockholders.

On July 15, 2008, the Company’s Board of Directors unanimously voted to elect Mr. Edward M. Straw to serve as Chairman of the Company’s Board of Directors, effective immediately, until the Company’s next annual meeting of stockholders. Mr. Straw will fill the vacancy on the Company’s Board of Directors created by the resignation of Mr. Liang.

Mr. Straw is currently executive vice president of PRTM Management Consultants, a world class, operational strategy consulting group, where he assists with business development in federal, high tech and consumer packaged goods verticals as well as mentors and coaches younger partners in leadership, communication, presentation and deal closing skills. He also serves on the boards of Eddie Bauer Holdings, MeadWestvaco Corporation, Ply Gem Industries, Panther Expedited Services, and is the Chairman of Odyssey Logistics and Technology. From 2000 to 2005, Mr. Straw served as President of Global Operations of the Estée Lauder Companies Inc., where he led the manufacturing, research and development, information systems, package engineering, quality assurance and global supply chain areas, which support all 20 brands of the Estée Lauder Companies around the world. From 1998 to 2000, Mr. Straw was Senior Vice President, Global Manufacturing and Supply Chain Management at Compaq Computer Corporation, then, the world’s largest computer company. At Compaq, Mr. Straw was responsible for integrating and managing its global supply chain across the entire organization and among suppliers, partners and customers. Before joining Compaq, from 1997 to 1998, Mr. Straw was President of Ryder Integrated Logistics, Inc., the leading provider of supply chain services in North America. Prior to joining the private sector, Mr. Straw served in various positions in the U.S. Navy for over 30 years, including as Vice Admiral, Director and Chief Executive Officer of the Defense Logistics Agency, the largest military logistics command supporting the American armed forces. Mr. Straw is also currently Trustee for the U.S. Naval Academy Foundation, and has served on the Board of Directors of the Navy Federal Credit Union, the U.S. Chamber of Commerce, and the Boy Scouts of America, National Capital Region. Mr. Straw holds a Bachelor of Science degree in Engineering from the U.S. Naval Academy and an MBA from the George Washington University.

On July 15, 2008, in connection with his election to the Board of Directors, the Company entered into a stock option agreement (the “Stock Option Agreement”) with Mr. Straw under which the Company granted to Mr. Straw an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share, which will vest over four years. This discussion is qualified in its entirety by reference to the form of Stock Option Agreement, attached hereto as Exhibit 10.1.

There are no arrangements or understandings between Mr. Straw and the Company or its directors, officers or employees, pursuant to which Mr. Straw was selected as a director. There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Straw had or will have a direct or indirect material interest. Other than the Stock Option Agreement described above, there is no material plan, contract or arrangement to which Mr. Straw is a party or in which he participates that was entered into in connection with his election as a director.

The Company’s press release announcing the changes to the composition of its Board of Directors is attached hereto as Exhibit 99.1.

(e)	Material Amendment of Compensatory Arrangements of Certain Officers

On July 15, 2008, the Company’s Board of Directors approved addenda to the employment agreements for each of the following named executive officers of the Company:

•	David Clark, Chief Executive Officer;
•	William Hawkins, President and Chief Operating Officer; and
•	Carolyn Ellis, Chief Financial Officer.

Below is a brief description of the material terms of each such addendum which amends each executive officer’s employment agreement (“Employment Agreement”). Copies of all such addenda are attached hereto as Exhibits 10.2 through 10.4 and the following descriptions are qualified in their entirety by those Exhibits.

DAVID CLARK, CHIEF EXECUTIVE OFFICER. On July 15, 2008, the Company entered into an Addendum to Employment Agreement with Mr. David Clark, the Company’s Chief Executive Officer (the “Clark Addendum”). The Clark Addendum amends Mr. Clark’s Employment Agreement to (i) extend the expiration date of the Employment Agreement to December 31, 2010; (ii) increase Mr. Clark’s annual base salary to $200,000 from $175,000; (iii) change the geographic location provision of the “Termination by Employee” section of the Employment Agreement to Palm Beach County, Florida from San Jose, California; (iv) extend the term of his severance and C.O.B.R.A premium payments to twelve (12) months from six (6) months; and (v) add an arbitration provision to the “Termination by Employer” section of the Employment Agreement.

WILLIAM HAWKINS, PRESIDENT AND CHIEF OPERATING OFFICER. On July 15, 2008, the Company entered into an Addendum to the Employment Agreement with Mr. William Hawkins, the Company’s President and Chief Operating Officer (the “Hawkins Addendum”). The Hawkins Addendum amends Mr. Hawkins’ Employment Agreement to (i) extend the expiration date of the Employment Agreement to December 31, 2010; (ii) increase Mr. Hawkins’ annual base salary to $200,000 from $185,000; (iii) extend the term of his severance and C.O.B.R.A premium payments to twelve (12) months from six (6) months; and (iv) add an arbitration provision to the “Termination by Employer” section of the Employment Agreement.

CAROLYN ELLIS, CHIEF FINANCIAL OFFICER. On July 15, 2008, the Company entered into an Addendum to Employment Agreement with Ms. Carolyn Ellis, the Company’s Chief Financial Officer (the “Ellis Addendum”). The Ellis Addendum amends Ms. Ellis’ Employment Agreement to (i) extend the expiration date of the Employment Agreement to December 31, 2010; (ii) increase Ms. Ellis’ annual base salary to $165,000 from $135,000; (iii) change the geographic location provision of the “Termination by Employee” section of the Employment Agreement to San Diego, California from San Jose, California; (iv) extend the term of her severance and C.O.B.R.A premium payments to twelve (12) months from six (6) months; and (v) add an arbitration provision to the “Termination by Employer” section of the Employment Agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Form of Stock Option Agreement with Edward Straw
10.2	Clark Addendum
10.3	Hawkins Addendum
10.4	Ellis Addendum
99.1	Press Release dated July 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2008	DOCUMENT CAPTURE TECHNOLOGIES, INC.

	By:	/s/ David P. Clark
David P. Clark Chief Executive Officer